                                                 Exhibit 10(b)
                                                 Form 10-Q for the Quarter Ended
                                                 June 30, 1997
                                                 File No. 1-11237



                                  EMPLOYMENT AGREEMENT

               This Employment Agreement ("Agreement"), was entered into as of May 30, 1997 by and between AT&T Capital Corporation, a Delaware corporation and David F. Banks ("Executive").

                                    RECITALS

               To induce Executive to serve as the Chief Executive Officer of AT&T Capital Corporation, a Delaware Corporation (the "Company"), the Company desires to provide Executive with compensation and other benefits on the terms and conditions set forth in this Agreement. Executive is willing to accept such employment and perform services for the Company, on the terms and conditions hereinafter set forth.

               It is therefore hereby agreed by and between the parties as follows:

                1.   EMPLOYMENT

               1.1 Subject to the terms and conditions of this Agreement, the Company shall employ Executive during the term hereof as its Chief Executive Officer. In his capacity as the Chief Executive Officer of the Company, Executive shall report to the Board of Directors of the Company (the "Board") and shall have the customary powers, responsibilities and authorities of chief executive officers of corporations of the size, type and nature of the Company, as it exists from time to time, or as are assigned by the Board.

               1.2 Subject to the terms and conditions of this Agreement, Executive hereby accepts employment as the Chief Executive Officer of the Company commencing on May 30, 1997, and, except as set forth in Section 1.4, agrees to devote his full working time and efforts to the performance of services, duties and responsibilities in connection therewith, and shall perform his functions at the Company with at least the care that an ordinarily prudent person of like ability, experience and talent would reasonably be expected to exercise under similar circumstances. Executive shall perform such duties and exercise such powers, commensurate with his position, as the Chief Executive Officer of the Company as the Board shall from time to time delegate to him and as are consistent with Section 1.1 hereof, on such terms and conditions and subject to such restrictions as such Board may reasonably from time to time impose.

               1.3 At all times during the term of employment hereunder, Executive shall be a member of the Board.

               1.4 Nothing in this Agreement shall preclude Executive from engaging in charitable and community affairs, from managing any passive investment made by him in publicly traded equity securities or other property so long as such activities do not materially interfere with his duties and responsibilities hereunder, or from serving, subject to the prior approval of such Board of Directors, as a member of boards of directors or as a trustee of any other corporation, association or entity. The Board hereby consents to Executive's current outside board and association activities as set forth in EXHIBIT A to this Agreement.

               2. TERM OF EMPLOYMENT. Executive's term of employment under this Agreement shall commence on May 30, 1997 and, subject to the terms hereof, shall terminate on the earlier of (i) May 30, 1998 (the "Termination Date") or (ii) termination of Executive's employment pursuant to this Agreement.

               3.   COMPENSATION.

               3.1 SALARY. The Company shall pay Executive a base salary ("Base Salary") during Executive's term of employment hereunder equal to $625,000 per annum. Base Salary shall be payable in accordance with the ordinary payroll practices of the Company and may be increased by the Board in its sole discretion.

               3.2  ANNUAL BONUS.

               (a) Executive shall be paid an annual bonus in respect of 1997 in an amount between $312,500 and $937,500 at the time that 1997 annual cash bonus payments are made to Company senior executives, but in no event later than March 31, 1998.

               (b) Executive shall be paid an annual bonus (each, together with the bonus described in clause (a) above, a "Bonus") in respect of 1998 with a target amount equal to 60% of Base Salary (the "Target Bonus") based on performance criteria determined by the Board in its sole discretion. The Board in its sole discretion may determine whether Executive has met the performance criteria. If performance exceeds target, the Board may authorize the Company to pay a bonus greater than the Target Bonus and if performance is below target, the Board may authorize the Company to pay a bonus lower than the Target Bonus.

                3.3 STOCK OPTION GRANTS. Effective on the date of the Transaction, Executive shall receive options to purchase 150,000 shares of Company common stock subject to the terms and conditions of EXHIBIT B.

               3.4 HOUSING EXPENSES. The Company shall reimburse Executive for housing expenses (i.e., rental payments and utility costs) incurred by Executive for up to 6 months at an amount not to exceed $4000 per month.

               3.5 PERSONAL TRAVEL EXPENSES. The Company shall reimburse Executive for his and his companion's reasonable personal travel expenses (including business class air travel) on not more often than a fortnightly basis from New Jersey to London incurred during the remainder of 1997.

               4.  EMPLOYEE BENEFITS.

               4.1 EMPLOYEE BENEFIT PROGRAMS, PLANS AND PRACTICES. Except as otherwise specifically provided in this Agreement, the Company shall provide Executive during the term of his employment hereunder with coverage under all employee pension and welfare benefit programs, plans and practices (commensurate with his positions in the Company and to the extent permitted under any employee benefit plan), other than the Company's Executive Benefit Plan, Senior Executive Annual Incentive Plan and severance plans, in accordance with the terms thereof, which the Company makes available to its senior executives, other than those in which he elects not to participate by written notice to the Company.

               4.2 VACATION AND FRINGE BENEFITS. Executive shall be entitled to five weeks paid vacation in each calendar year (on a pro rata basis), which shall be taken at such times as are consistent with Executive's responsibilities hereunder. In addition, Executive shall be entitled to the perquisites and other fringe benefits made available to senior executives of the Company, commensurate with his position with the Company.

               5. EXPENSES. Executive is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement in accordance with the Company's expense policies as they may exist from time to time.

               6. TERMINATION OF EMPLOYMENT.

               6.1 TERMINATION NOT FOR CAUSE. (a) Either Executive or the Company may terminate Executive's employment at any time for any reason. If Executive's employment is terminated by the Company other than (i) for Cause (as defined in Section 6.2 hereof) or (ii) as a result of Executive's death or permanent disability (as defined in Section 6.2 hereof), the Company shall provide Executive with six months prior notice of the effective date of such termination or in lieu of all or any portion of such notice period, the Company shall pay Executive, within 30 days following the date of termination, an amount equal to the product of (i) the quotient of (a) the excess of (1) 180 over (2) the number of days of notice provided Executive prior to the termination, divided by (b) 365, multiplied by (ii) the Base Salary.

               6.2 VOLUNTARY TERMINATION BY EXECUTIVE; DISCHARGE FOR CAUSE. (a) If Executive's employment is terminated by the Company for Cause, as hereinafter defined, or by Executive, Executive shall only be entitled to receive any earned and unpaid Base Salary and any Bonus amount awarded but not yet paid. Executive shall not be entitled, among other things, to the payment of any Bonus in respect of all or any portion of the fiscal year in which such termination occurs or any form of severance payment. After the termination of Executive's employment under this Section 6.2, the obligations of the Company to make any further payments or provide any benefits specified herein, to Executive, other than as otherwise provided in this Agreement or under the terms of the plans and programs of the Company, shall thereupon cease and terminate.

               (b) As used herein, the term "Cause" shall be limited to (i) Executive's conviction of a felony (or a guilty or no contest plea in connection therewith) or (ii) a material breach by the Executive of his duties and responsibilities under the Agreement that causes significant harm to the Company, which breach is (A) either willful and deliberate or the product of gross neglect, (B) committed in bad faith or without reasonable belief that such breach is in, or not contrary to, the best interests of the Company and (C) not remedied within a reasonable period of time after receipt of written notice from the Company specifying such breach.

               7. NOTICES. All notices or communications hereunder shall be in writing, addressed as follows:

  To the Company:     AT&T Capital Corporation, 44 Whippany Road,
                      Morristown,  NJ 07962
                      Attention: General Counsel

  To Executive:       Mr. David F. Banks, c/o AT&T Capital Corporation,
                      44 Whippany Road, Morristown, NJ 07962

Any such communications shall be delivered by hand, facsimile or sent certified mail, return receipt requested, postage prepaid, addressed as above (or to such other address as such party may designate in a notice duly delivered as described above), and the third business day after the actual date of mailing shall constitute the time at which notice was given, provided that reasonable steps are taken to assure that notice is actually received.

               8. SEVERABILITY. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect. Each party shall bear the costs of any legal fees and other fees and expenses which may be incurred in respect of enforcing its respective rights under this Agreement.

                9. ASSIGNMENT. This contract shall be binding upon and inure to the benefit of the heirs and representatives of Executive and the assigns and successors of the Company, but neither this Agreement nor any rights or obligations hereunder shall be assignable or otherwise subject to hypothecation by Executive (except by will or by operation of the laws of intestate succession) or by the Company, except that the Company may assign this Agreement to any successor (whether by merger, purchase or otherwise) to all or substantially all of the stock, assets or businesses of the Company, if such successor expressly agrees to assume the obligations of the Company hereunder.

                10. AMENDMENT. This Agreement may only be amended by written agreement of the parties hereto.

                11. NONDISCLOSURE OF CONFIDENTIAL INFORMATION. Executive shall not, without the prior written consent of the Company, use, divulge, disclose or make accessible to any other person, corporation or other entity any Confidential Information pertaining to the business of the Company or any of its affiliates, except (i) while employed by the Company, in the business of and for the benefit of the Company, or (ii) when required to do so by a court of competent jurisdiction, by any governmental agency having supervisory authority over the business of the Company, or by any administrative body or legislative body. For purposes of this Section 11, "Confidential Information" shall include non-public information concerning the financial data, strategic business plans, product development (or other proprietary product data), customer lists, marketing plans and other non-public, proprietary and confidential information of the Company and its subsidiaries (the "Restricted Group") or customers, that, in any case, is not otherwise available to the public (other than by Executive's breach of the terms hereof).

                12. SURVIVORSHIP. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent consistent with the intended preservation of such rights and obligations. The provisions of this Section 12 are in addition to the survivorship provisions of any other section of this Agreement.

                13. GOVERNING LAW. This Agreement shall be construed, interpreted and governed in accordance with the laws of the State of New Jersey, without reference to rules relating to conflicts of law.

                14. EFFECT ON PRIOR AGREEMENTS/WAIVER OF SEVERANCE. This Agreement contains the entire understanding between the parties hereto and supersedes in all respects any prior or other agreement or understanding between the Company or any affiliate of the Company and Executive. In addition, as this Agreement provides for the payment of annual bonus and termination provisions, Executive waives any and all rights he may have to any annual bonus or any severance payments under any Company annual bonus or severance plan or program.

                15. WITHHOLDING. The Company shall be entitled to withhold from any payments hereunder any amount of withholding required by law.


            AT&T CAPITAL CORPORATION

      BY:
          -------------------------------           --------------------------
          SARA A. MCAULEY                           DAVID F. BANKS
          SENIOR VICE PRESIDENT

                                                                       EXHIBIT A


               APPROVED CURRENT OUTSIDE BOARD/ASSOCIATION ACTIVITY

1.  Director of Paragon Group plc

2.  Director of K&J Coal Co., Inc.

3.  Trustee of Kenyon College

4.  Penna Holdings plc

5.  GHN Limited

6.  Sanders & Sidney plc

7.  Prideaux & Associates Limited

8.  The Atkins Restaurant Company Limited

9.  National Home Loans Holding plc

10. GRS Holding Company Limited

11. BBM Limited

12. Selby Millsmith Limited

                                                                     Exhibit B

                             STOCK OPTION AGREEMENT

               THIS AGREEMENT, dated as of May 30, 1997 is made by and between AT&T Capital Corporation, a Delaware corporation hereinafter referred to as the "Company", and David F. Banks, an employee of the Company or a Subsidiary (as defined below) of the Company, hereinafter referred to as "Optionee".

               WHEREAS, the Company wishes to afford the Optionee the opportunity to purchase shares of its $.01 par value Common Stock ("Common Stock");

               WHEREAS, the Company wishes to carry out the Plan (as hereinafter defined), the terms of which are hereby incorporated by reference and made a part of this Agreement; and

               WHEREAS, the Board of Directors of the Company or the Committee (as hereinafter defined), appointed to administer the Plan, has determined that it would be to the advantage and best interest of the Company and its stockholders to grant the options provided for herein to the Optionee as an incentive for increased efforts during his term of office with the Company or its Subsidiaries, and has advised the Company thereof and instructed the undersigned officer to issue said Options;

               NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

               Whenever the following terms are used in this Agreement, they shall have the meaning specified in the Plan or below unless the context clearly indicates to the contrary.

Section 1.1  - Act

               "Act" shall mean the Securities Act of 1933, as amended, or any successor law.

Section 1.2  - Affiliate

               "Affiliate" shall mean, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. Solely for purposes of this Agreement, GRS Holding Company Limited and Babcock & Brown, Inc. and their respective Affiliates shall be deemed to be Affiliates of Nomura (as defined below).

Section 1.3 - Board of Directors

               "Board of Directors" means the Board of Directors of the Company.

Section 1.4 - Change of Control

               "Change of Control" shall mean (i) any transaction (including, without limitation, a merger, consolidation or reorganization, or a sale of derivative securities that effectively transfers a beneficial ownership interest) as a result of which either (a) (1) the combined beneficial ownership interest of the Company by Nomura International plc ("Nomura") and its Affiliates falls below 40% on a fully diluted basis and (2) the combined beneficial ownership interest of the Company by another Person and its Affiliates exceeds the combined beneficial ownership interest of Nomura and its Affiliates or (b) the combined beneficial ownership interest of the Company by Nomura and its Affiliates falls below 20% on a fully diluted basis or (ii) a sale, or series of sales, of all or substantially all of the assets of the Company as a result of which either (A) (I) the combined beneficial ownership interest by Nomura and its Affiliates of the assets of the business conducted by the Company falls below 40% of the assets of the business conducted by the Company immediately prior to such sale or series of sales (measured on the basis of the net book value, on a consolidated basis, thereof) and (II) the combined beneficial ownership interest of another Person of former assets of the business as conducted by the Company immediately prior to such sale or series of sales exceeds the combined beneficial ownership interest by Nomura and its Affiliates of the assets of the business conducted by the Company immediately prior to such sale or series of sales (measured on the basis of the net book value, on a consolidated basis, thereof) or (B) the combined beneficial ownership interest by Nomura and its Affiliates of the assets of the business conducted by the Company falls below 20% of the assets of the business conducted by the Company immediately prior to such sale or series of sales (measured on the basis of the net book value, on a consolidated basis, thereof); provided that the provisions set forth in clause (ii) shall be deemed not to apply in the case of any transfer, sale, assignment, pledge, hypothecation or other disposition of assets in connection with, or incident to, any borrowings, securitizations or other financing transactions or in the case of the recapitalization, reclassification, liquidation or dissolution of the Company.

Section 1.5 - Code

               "Code" shall mean the Internal Revenue Code of 1986, as amended.

Section 1.6 - Committee

               "Committee" shall mean the Compensation Committee of the Board of Directors.

Section 1.7 - Common Stock and Share

               "Common Stock" or "Share" means common stock of the Company which may be authorized but unissued, or issued and reacquired.

Section 1.8 - Effective Time

               "Effective Time" shall mean the date of the effective time of the merger of Antigua Acquisition Corporation, a Delaware corporation ("Merger Sub"), with and into the Company pursuant to the Agreement and Plan of Merger, dated as of June 5, 1996, as amended, among the Company, AT&T Corp., a New York corporation, Hercules Limited, a Cayman Islands company, and Merger Sub.

Section 1.9 - Fair Market Value

               "Fair Market Value" shall mean, with respect to a share of Common Stock, (i) prior to an IPO, the amount established at the immediately preceding determination, which determination will have been made not less than annually, by an independent U.S.-based investment banker (or, in the sole discretion of the Board of Directors, an independent U.S.-based appraisal firm) selected by the Board of Directors as the fair market value of a Share without giving effect to any discount attributable to the illiquidity of the Shares or the fact that any such Shares may constitute a minority interest in the Company or any premium attributable to any special rights of any holder with respect to its Shares; provided that prior to the first such determination (which shall occur not later than January 31, 1997), the Fair Market Value of a share of Common Stock shall be the Exercise Price provided in Section 2.2(a) hereof and (ii) after an IPO, the Market Price Per Share of the Shares.

Section 1.10 - Grant Date

               "Grant Date" shall mean the date on which the Options provided for in this Agreement were granted.

Section 1.11 - Group

               "Group" shall mean, with respect to a particular time, any of the Company and its Subsidiaries as of such time. Any event that results in an entity ceasing to be a Subsidiary of the Company shall be deemed to constitute the cessation of employment with the Group of all employees of such former Subsidiary, except for such employees of such former Subsidiary who become employees of the Company or one of its then Subsidiaries within 10 days of such event.

Section 1.12 - IPO

               "IPO" shall mean a sale of Shares to the public that results in an active trading market in the Shares.

Section 1.13  - Market Price Per Share

               "Market Price Per Share" at any date shall be deemed to be the average of the daily closing prices for the 20 consecutive trading days commencing on the 30th trading day prior to the date in question. The closing price for each day shall be (x) if the Common Stock is listed or admitted to trading on a national securities exchange, the closing price on the New York Stock Exchange Consolidated Tape (or any successor composite tape reporting transactions on national securities exchanges) or, if such a composite tape shall not be in use or shall not report transactions in the Common Stock, the last reported sales price regular way on the principal national securities exchange on which the Common Stock is listed or admitted to trading (which shall be the national securities exchange on which the greatest number of shares of Common Stock has been traded during such 20 consecutive trading days), or, if there is no transaction on any such day in any situation, the mean of the bid and asked prices on such day or (y) if the Common Stock is not listed or admitted to trading on any such exchange, the closing price, if reported, or, if the closing price is not reported, the average of the closing bid and asked prices as reported by the National Association of Securities Dealers Automated Quotation System (NASDAQ) or a similar source selected from time to time by the Company for the purpose. In the event such closing prices are unavailable, the Market Price Per Share shall be deemed to be the fair market value as determined in good faith by the Board of Directors, on the basis of such relevant factors as it in good faith considers, in the reasonable judgment of the Board of Directors, appropriate.

Section 1.14 - Offering Percentage

               "Offering Percentage" shall mean, with respect to any public offering of Shares, that percentage of all outstanding stock of the Company (determined as of the time after the relevant public offering) represented by the Shares sold in such public offering.

Section 1.15 - Options

               "Options" shall mean the options to purchase Common Stock granted under this Agreement, which options have not been designated as "incentive stock options" within the meaning of Section 422 of the Code.

Section 1.16 - Person

               "Person" shall mean any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.

Section 1.17 - Plan

               "Plan" shall mean the AT&T Capital Corporation 1996 Long Term Incentive Plan.

Section 1.18 - Pronouns

               The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

Section 1.19 - QPO

               "QPO" shall mean a sale of shares of Common Stock to the public pursuant to a registration statement under the Act that has been declared effective by the Securities and Exchange Commission (other than a registration statement on Form S-4 or Form S-8, or any successor or other forms promulgated for similar purposes, or a registration statement in connection with an offering to employees of the Company and its Subsidiaries) that results in an active trading market in the Common Stock.

Section 1.20 - Secretary

               "Secretary" shall mean the Secretary of the Company.

Section 1.21 - Subsidiary

               "Subsidiary" shall mean any corporation other than the Company in an unbroken chain of corporations beginning with the Company if each of the corporations, or group of commonly controlled corporations, other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the voting stock in one of the other corporations in such chain.

                                   ARTICLE II

                                GRANT OF OPTIONS

Section 2.1 - Grant of Options

               For good and valuable consideration, on and as of the date hereof the Company irrevocably grants to the Optionee an Option to purchase any part or all of an aggregate of the number of shares set forth with respect to each such Option on the signature page hereof of its Common Stock, par value $.01 per share, upon the terms and conditions set forth in this Agreement.

Section 2.2 - Exercise Price

               The exercise price of the Shares covered by the Options (the "Exercise Price") shall be $16.48 without commission or other charge.

Section 2.3 - Options Confer No Rights to Continued Employment

               Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are hereby expressly reserved, to terminate the employment of the Optionee at any time for any reason whatsoever, with or without Cause.

Section 2.4 - Adjustments in Options

               Subject to Paragraph 9 of the Plan, in the event that the outstanding shares of the stock subject to an Option are, from time to time, changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares, or otherwise, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares or other consideration as to which such Option, or portions thereof then unexercised, shall be exercisable and the exercise price therefor. Any such adjustments made by the Committee shall be final and binding upon the Optionee, the Company and all other interested Persons.

                                   ARTICLE III

                            PERIOD OF EXERCISABILITY

Section 3.1 - Vesting

        Options shall be fully vested, thereby becoming eligible for exercise in accordance with Section 3.2, as of the date of this agreement, and are hereinafter referred to as "Vested Options".

Section 3.2 - Exercisability

               Options are not exercisable by the Optionee into Common Stock in any circumstances except that Vested Options may be exercised into Common Stock by the Optionee only following the event of (i) a Change of Control or (ii) a QPO, provided that, prior to a Change of Control, the maximum number of Shares for which Options may be so exercised by the Optionee shall be limited to a number of Shares equal to the product of (x) 2 times (y) the Offering Percentage times (z) the total number of Shares underlying all Options granted to Optionee under the Plan or any other plans of the Corporation or any Subsidiary; provided further that, in the case of either clause (i) or clause (ii), if the Optionee is, or formerly was, a member of the Corporate Leadership Team of the Company (or a member of any successor organization to the Corporate Leadership Team or, there is no such successor organization, an executive officer of the Group in a position substantially similar to a position of a member of the Corporate Leadership Team as comprised currently or in the future) no Options may be exercised unless on the date on which the Optionee proposes to exercise any Options the Company has ratings on both its long term debt and short term debt by both Moody's Investors Services, Inc. and Standard & Poor's Ratings Group (or, if either or both of such organizations no longer rate such securities, such other nationally recognized statistical rating organization or organizations that have been selected by the Board of Directors in good faith) in one of its generic rating categories that signifies investment grade and no such organization has announced, either publicly or to the Company, that it contemplates downgrading either or both of such ratings to one of its generic rating categories that signifies less than investment grade, except to the extent that the Board of Directors, having considered all of the alternatives available to the Company (other than any capital contributions by, or sales of equity securities to, any person, including, without limitation, the then existing stockholders, or any of them), determines that it is not in the best interests of the Company to continue to maintain any of such investment grade ratings; provided further that if, on the tenth anniversary of the Effective Time, any Vested Options held by the Optionee have not then previously been exercisable for a period of at least 60 days, the restriction on exercisability set forth in the immediately preceding proviso shall be of no further effect with respect to such Vested Options.

Section 3.3 - Expiration of Options

               The Options may not be exercised into Common Stock to any extent by the Optionee after, and shall terminate upon, the eleventh anniversary of the Grant Date (or, if any Options are not then exercisable in accordance with Section 3.2, then, with respect to such Options only, such later date that is 60 days following the date on which such Options shall become so exercisable).

                                   ARTICLE IV

                               EXERCISE OF OPTION

Section 4.1 - Person Eligible to Exercise

               During the lifetime of the Optionee, only the Optionee or his or her duly appointed attorney-in-fact may exercise an Option or any portion thereof. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when an Option becomes unexercisable under Section 3.3, be exercised by his or her personal representative or by any Person empowered to do so under the Optionee's will or under the then applicable laws of descent and distribution.

Section 4.2 - Partial Exercise

               Any exercisable portion of an Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under
Section 3.3; provided, however, that any partial exercise shall be for whole shares of Common Stock only.

Section 4.3 - Manner of Exercise

               An Option, or any exercisable portion thereof, may be exercised solely by delivering to the Secretary or his office all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.3:

               (a) Notice in writing signed by the Optionee or the other Person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Committee;

               (b) Full payment (in cash, by check or by a combination thereof) for the shares with respect to which such Option or portion thereof is exercised;

               (c) A bona fide written representation and agreement, in a form satisfactory to the Committee, signed by the Optionee or other Person then entitled to exercise such Option or portion thereof, stating that
        (i) the shares of stock are being acquired for the Optionee's or such other Person's own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Act and then applicable rules and regulations thereunder, (ii) except as provided below, the Optionee or other Person then entitled to exercise such Option or portion thereof will not transfer, sell, assign, pledge, hypothecate or otherwise dispose of any of the shares (each, a "Transfer") at any time prior to the tenth anniversary of the date of the Effective Time and (iii) the Optionee or other Person then entitled to exercise such Option or portion thereof will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such Person is contrary to the representation and agreement referred to above; provided, however, that the Committee may, in its absolute discretion, take whatever additional actions it deems appropriate to ensure the observance and performance of such representation and agreement and to effect compliance with the Act and any other federal or state securities laws or regulations;

               (d) Full payment to the Company of all amounts which, under federal, state or local law, it is required to withhold upon exercise of the Option; and

               (e) In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any Person or Persons other than the Optionee, appropriate proof of the right of such Person or Persons to exercise the Option.

Without limiting the generality of the foregoing, the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on exercise of an Option does not violate the Act, and may issue stop-transfer orders covering such shares. Share certificates evidencing stock issued on exercise of this Option shall bear an appropriate legend referring to the provisions of subsection (c) above and the agreements herein. The written representation and agreement referred to in clause (i) of subsection
(c) above shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the Act, and such registration is then effective in respect of such shares.

               The written agreement referred to in clause (ii) of subsection
(c) above will permit only the following Transfers prior to the tenth anniversary of the Effective Time:

                (w) A transfer upon the death of the Optionee or other Person then entitled to exercise such Option or portion thereof to his or her executors, administrators, testamentary trustees, legatees or beneficiaries; provided that it is expressly understood that any such transferee shall be bound by the provisions of the written agreement referred to in clause (ii) of subsection (c) above;

                (x) A transfer made after the date of exercise of the Option or portion thereof in compliance with the federal securities laws to a trust or custodianship the beneficiaries of which may include only the Optionee or other Person then entitled to exercise such Option or portion thereof, his or her spouse or the Optionee's or such other Person's lineal descendants; provided, in each such case, that such transfer is made expressly subject to the Agreement and that the transferee agrees in writing to be bound by the provisions of the written agreement referred to in clause (ii) of subsection (c) above;

               (y) A sale of shares pursuant to an effective registration statement under the Act filed by the Company or pursuant to a sale participation agreement that has been entered into by the Optionee and Nomura or an Affiliate or Affiliates of Nomura; and

               (z) in connection with a sale in the public market (subject to the provisions of Rule 144 under the Act where applicable) from and after a QPO; provided that such sale shall be subject to such black-out period and/or other restrictions on such sale as shall be reasonably requested by any underwriters in offerings of the securities of the Company in order to insure the success of such offerings; and provided further that the number of shares that may be sold in each one-year period following the QPO will be limited to the greater of (i) 25% of the total number of shares of Common Stock, on a fully diluted basis, held by the Optionee or such other Person immediately following the QPO and (ii) that number of shares of Common Stock underlying the Options or any other stock options issued by the Company held by the Optionee or such other Person as to which (A) pursuant to the terms of such options, the Optionee's right to purchase such stock would expire during such one-year period and (B) such options are actually exercised by the Optionee or other Person then entitled to exercise such options or portions thereof.

Notwithstanding the foregoing permitted Transfers, the Optionee or other Person then entitled to exercise such Option or portion thereof will further represent and agree in the written agreement referred to in subsection (c) above that he or she will not at any time transfer, sell, assign, pledge, hypothecate or otherwise dispose of any shares at any time, directly or indirectly, to any competitor or prospective competitor of the Company or to any affiliate of such a person, other than:

               (A) in connection with a sale to a third party pursuant to a stock purchase agreement or sale participation agreement that has been entered into by the Optionee and Nomura or an Affiliate or Affiliates of Nomura;

               (B) in a widely distributed, underwritten public offering upon the exercise of the rights provided for under a registration rights agreement covering such shares; or

               (C) pursuant to a sale effected (when otherwise permitted as provided above) through an open market, nondirected broker's transaction in which the Optionee or other Person then entitled to exercise such Option as seller does not know the buyer is a competitor or prospective competitor.

Section 4.4 - Conditions to Issuance of Stock Certificates

               The shares of stock deliverable upon the exercise of an Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of an Option or portion thereof prior to fulfillment of all of the following conditions:

               (a) The obtaining of approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

               (b) The lapse of such reasonable period of time (not to exceed 60 days) following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.

Section 4.5 - Rights as Stockholder

               The holder of an Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of the Option or any portion thereof unless and until certificates representing such shares shall have been issued by the Company to such holder.

                                    ARTICLE V

                                  MISCELLANEOUS

Section 5.1 - Administration

               The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Optionee, the Company and all other interested Persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options. In its absolute discretion, the Board of Directors may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.

Section 5.2 - Options Not Transferable

               Except as may be provided in any other agreement between the Optionee and the Company, neither the Options nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.2 shall not prevent transfers by will or by the applicable laws of descent and distribution.

Section 5.3 - Shares to Be Reserved

               The Company shall at all times during the term of the Options reserve and keep available, either in its treasury or out of its authorized but unissued shares of stock, such number of shares of stock as will be sufficient to satisfy the requirements of this Agreement.

Section 5.4 - Notices

               Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Optionee shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee's personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 5.4. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 5.5 - Titles

               Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 5.6 - Applicability of Plan and Other Agreements

               The Options and the shares of Common Stock issued to the Optionee upon exercise of the Options shall be subject to all of the terms and provisions of the Plan and any other agreements between the Optionee and the Company, to the extent applicable to the Options and such Shares. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control. In the event of any conflict between this Agreement or the Plan and any other agreements between the Optionee and the Company, the terms of the other agreements between the Optionee and the Company shall control.

Section 5.7 - Amendment

               This Agreement may be amended or supplemented by the Company, when authorized by a resolution of the Committee or of the Board of Directors, to cure any ambiguity, defect or inconsistency, to comply with Section 2.4 hereof or to make any change that does not adversely affect the rights of the Optionee. Any other amendment or supplement of this Agreement may be made only by a writing executed by the parties hereto which specifically states that it is amending this Agreement.

Section 5.8 - Governing Law

               The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

Section 5.9 - Jurisdiction

               Any suit, action or proceeding against the Optionee with respect to this Agreement, or any judgment entered by any court in respect of any thereof, may be brought in any court of competent jurisdiction in the State of New Jersey, as the Company may elect in its sole discretion, and the Optionee hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. The Optionee hereby irrevocably waives any objections which he may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of New Jersey, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum. No suit, action or proceeding against the Company with respect to this Agreement may be brought in any court, domestic or foreign, or before any similar domestic or foreign authority other than in a court of competent jurisdiction in the State of New Jersey, and the Optionee hereby irrevocably waives any right which he may otherwise have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority. The Company hereby submits to the jurisdiction of such courts for the purpose of any such suit, action or proceeding.

               IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.


                                            AT&T CAPITAL CORPORATION

                                            By:
                                                ----------------------------
                                            Name:     Sara R. McAuley
                                            Title:    Senior Vice President


x                           Aggregate number of shares
  ------------------------- of Common Stock for which
        (Optionee)          the Option hereunder is
                            granted:       150,000

      DAVID F. BANKS
---------------------------
       (Print Name)

--------------------------
        (Address)

--------------------------
        (Address)

Optionee's Taxpayer
Identification Number:  ###-##-####